

<ARTICLE>                     5
<LEGEND>
      Legend - This schedule contains summary financial information (prepared in accordance with GAAP in Canada)  extracted from the accounting  records of Mitel
Corporation and included in the Consolidated Statements of Income for the period ended September 29, 2000 and the Consolidated Balance Sheets as at September 29,
2000 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                         0000352435
<NAME>                        Mitel Corporation
<MULTIPLIER>                                   1,000
<CURRENCY>                                     Canadian Dollars

<PERIOD-TYPE>                                  6-MOS
<FISCAL-YEAR-END>                              MAR-30-2001
<PERIOD-END>                                   SEP-29-2000
<EXCHANGE-RATE>                                1.5070           <F1>
<CASH>                                         82,195
<SECURITIES>                                   145,379
<RECEIVABLES>                                  295,048
<ALLOWANCES>                                   6,649
<INVENTORY>                                    190,111
<CURRENT-ASSETS>                               749,425
<PP&E>                                         849,893
<DEPRECIATION>                                 410,680
<TOTAL-ASSETS>                                 1,483,290
<CURRENT-LIABILITIES>                          275,717
<BONDS>                                        208,907
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    36,922
<COMMON>                                       633,961
<OTHER-SE>                                     287,307
<TOTAL-LIABILITY-AND-EQUITY>                   1,483,290
<SALES>                                        688,600
<TOTAL-REVENUES>                               688,600
<CGS>                                          352,300
<TOTAL-COSTS>                                  352,300
<OTHER-EXPENSES>                               285,500
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             10,700
<INCOME-PRETAX>                                46,500
<INCOME-TAX>                                   18,400
<INCOME-CONTINUING>                            28,100
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   28,100
<EPS-BASIC>                                    0.23             <F2>
<EPS-DILUTED>                                  0.22             <F3>

F1 The foreign exchange rate of 1.5070 should be used to translate the balance sheet items from Canadian Dollars (figures above) to U.S. Dollars. The six month moving average foreign exchange rate of 1.47845 should be used to translate the income statement items from Canadian Dollars (figures above) to U.S. Dollars.

F2    The  figure  quoted  is  EPS-Basic  under  Canadian   Generally   Accepted
      Accounting Principles.

F3 The figure quoted is EPS-Fully Diluted under Canadian Generally Accepted Accounting Principles.

